Exhibit 10.1

WASHINGTON MUTUAL, INC. RESTRICTED STOCK AWARD AGREEMENT

          Washington Mutual, Inc. (the "Company"), by action of the Board and approval of its shareholders established the Washington Mutual, Inc. 2003 Equity Incentive Plan (the "Plan").  The Participant is employed by the Company or a Related Company and the Company desires to encourage the Participant to own Stock for the purposes stated in Section 1 of the Plan.  In consideration of the foregoing, the parties have entered into this Restricted Stock Award Agreement (this "Agreement") to govern the terms of the Restricted Stock Award granted by the Company.  Defined terms in the Plan shall have the same meaning in this Agreement, except where the context otherwise requires.

          Shares that have vested and are no longer subject to forfeiture according to the vesting schedule set forth in the Notice of Restricted Stock Award (the "Notice") are referred to herein as "Vested Shares."  Shares that are not vested and remain subject to forfeiture under the preceding schedule are referred to herein as "Unvested Shares."  The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the vesting schedule set forth in the Notice.  Collectively, the Unvested Shares and the Vested Shares are referred to herein as the "Shares."

1.  Grant of Restricted Stock

          See the Notice to which this Agreement is attached.

2.  Transfer Restrictions

          Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares shall be strictly prohibited and void; provided, however, that such restrictions on transfer will not apply to a gratuitous transfer of the Shares provided that you obtain the Company's prior written consent to such transfer.

3.  Status of Participant

          You will be recorded as a shareholder of the Company with respect to the Shares.

4.  Dividends

          Cash dividends on the Shares will be paid to you in the form of shares of the Company's common stock.  Stock dividends on the Shares will be subject to the same restrictions as the Shares.

5.  Termination of Employment; Company Transaction; Termination without Cause

          5.1  Termination of Employment

          Except as provided in Section 5.2 below, the Unvested Shares shall be forfeited by you to the Company upon the termination of your employment for any reason, except for death or Disability.  Upon a termination of service by reason of death or Disability, restrictions on the shares awarded herein shall lapse.  Subject to the foregoing, all  Unvested Shares shall be forfeited upon termination without payment of any further consideration to you.

          5.2  Company Transaction

          Upon a Company Transaction, the vesting of your Restricted Stock Award will be governed by the terms of the Plan.

6.  Section 83(b) Election for Restricted Stock Award; Independent Tax Advice

          You understand that under Section 83(a) of the Code, the fair market value of the Unvested Shares on the date the forfeiture restrictions lapse will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable.  For this purpose, the term "forfeiture restrictions" means the right of the Company to receive back any Unvested Shares upon termination of your employment with the Company. You understand that you may elect under Section 83(b) of the Code to be taxed at ordinary income rates on the fair market value of the Unvested Shares at the time they are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions.  Such election (an "83(b) Election") must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Restricted Stock Award.

          You understand that there are significant risks associated with the decision to make and 83(b) Election.  If you make an 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election.  If you make an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause you to recognize more compensation income than you would have otherwise recognized.  On the other hand, if the value of the Unvested Shares increases and you have not made an 83(b) Election, you may recognize more compensation income than you would have if you had made the election.

          THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B.  YOU UNDERSTAND THAT, IF YOU DECIDE TO MAKE AN 83(b) ELECTION, IT IS YOUR RESPONSIBILTY TO FILE SUCH AN ELECTION WITH THE INTERNAL REVENUE SERVICE AND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30‑DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls.  You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the award of the Shares under this Agreement and does not purport to be complete.  YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE AND THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE.

          You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the "Acknowledgment") attached hereto as Exhibit A.  You further agree that if you choose to make an 83(b) Election with the Internal Revenue Service, you will also deliver to the Company with this signed Agreement a signed copy of the 83(b) Election.

          You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated.  These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company.  You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares.  Prior to executing this Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the Shares in light of your specific situation or have had the opportunity to consult with such a tax advisor but have chosen not to do so.

7.  Book Entry Registration of the Shares

          The Company will issue the Shares by registering the Shares in book entry form with the Company's transfer agent in your name and the applicable restrictions will be noted in the records of the Company's transfer agent and in the book entry system.  No certificate(s) representing all or a part of the Shares will be issued until the Shares become Vested Shares.

8.  Stop‑Transfer Notices

          You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate "stop‑transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.  The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

9.  Withholding and Disposition of Shares

          You agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse.  In accordance with the Plan, you may use Vested Shares as a means to pay any applicable tax withholding obligations due hereunder.

10.   General Provisions

          10.1  Notices

          Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  The Company or Participant may change, by written notice to the other, the address previously specified for receiving notices.  Notices delivered to the Company shall be addressed as follows:

          Company:  Washington Mutual, Inc.
                           Attn: Leadership Rewards, Stock Administrator
                           SAS1610
                           1191 Second Avenue
                           Seattle, WA 98101

          10.2  No Waiver

          No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

          10.3  Undertaking

          You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

          10.4  Entire Contract

          This Agreement, the Notice and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof and supercede all prior oral or written agreements on the subject.  This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

          10.5  Successors and Assigns

          The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

          10.6  Securities Law Compliance

          Notwithstanding any other provision of this Agreement, you may not sell the Shares unless they are registered under the Securities Act of 1933, as amended (the "Securities Act"), or, if such Shares are not then so registered, the Company has determined that such sale would be exempt from the registration requirements of the Securities Act.  The sale of the Shares must also comply with other applicable laws and regulations governing the Shares, and you may not sell the Shares if the Company determines that such sale would not be in material compliance with such laws and regulations.

          10.7  Counterparts

          This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

          10.8  Information Confidential

          As partial consideration for the granting of the Restricted Stock Award, the Participant agrees that he or she will keep confidential all information and knowledge that the Participant has relating to the manner and amount of his or her participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan.

          10.9  Governing Law

          Except as may otherwise be provided in the Plan, the provisions of the Notice and this Agreement shall be governed by the laws of the state of Washington, without giving effect to principles of conflicts of law.

           IN WITNESS WHEREOF, the parties have executed this Agreement dated below.

WASHINGTON MUTUAL, INC.
Name: /s/ Daryl David
Title: EVP, Human Resources
Dated: January 10, 2005
/s/ Stephen Rotella
Recipient's Signature
Stephen Rotella
Printed Name